UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 13, 2019

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On November 13, 2019, Invacare Corporation (the “Company”) entered into a Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement (the “Credit Agreement Amendment”), by and among the Company, certain of the Company’s direct and indirect domestic, Canadian and European subsidiaries, the lenders party thereto, PNC Bank, National Association, as the agent for the lenders, and J.P. Morgan Europe Limited, as the European agent for the lenders, which amends the Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2015 and amended as of February 16, 2016, May 3, 2016, September 30, 2016, November 30, 2016 and June 7, 2017 (as so amended, the “Credit Agreement”).
The Credit Agreement Amendment provides for, among other things:

•
a reduction in the maximum aggregate principal amount of borrowings under the Company’s U.S. and Canadian based credit facility from $100 million to $60 million, subject to availability based on a borrowing base formula, and corresponding reductions in the amounts of various sublimits and the cash dominion trigger applicable to the credit facility;

•
modification of the maturity date from January 16, 2021 to the earlier of (i) January 16, 2024 and (ii) 100 days prior to the earliest maturity date applicable to the Company’s then-outstanding convertible senior notes; and

•	amendments to the negative covenants in the Credit Agreement to permit the exchange transactions referenced below in Item 7.01 of this Current Report on Form 8-K.
The foregoing description of the Credit Agreement Amendment is a summary and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
Item 7.01.    Regulation FD Disclosure.
On November 14, 2019, the Company issued a press release announcing that it entered into separate, privately negotiated agreements with certain holders of its 5.00% Convertible Senior Notes due 2021 (the “2021 Notes”) to exchange $72.9 million in aggregate principal amount of 2021 Notes, for aggregate consideration of $72.9 million in aggregate principal amount of new 5.00% Convertible Senior Exchange Notes due 2024 and approximately $6.9 million in cash. The exchange is expected to close on November 19, 2019, subject to customary closing conditions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1
Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 13, 2019, by and among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as agent for the lenders, and J.P. Morgan Europe Limited, as European agent for the lenders.

99.1	Press Release, dated November 14, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: November 14, 2019	By:	/s/Kathleen P. Leneghan
	Name:	Kathleen P. Leneghan
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1
Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 13, 2019, by and among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as agent for the lenders, and J.P. Morgan Europe Limited, as European agent for the lenders.

99.1	Press Release, dated November 14, 2019.